FOR IMMEDIATE RELEASE

DATE:                    July 23, 2010
CONTACT:           Thomas D. Cestare
Executive Vice President and Chief Financial Officer
PHONE:                  (215) 864-6000

BENEFICIAL MUTUAL BANCORP, INC. ANNOUNCES SECOND QUARTER 2010 RESULTS

PHILADELPHIA, PENNSYLVANIA, July 23, 2010 — Beneficial Mutual Bancorp, Inc. (“Beneficial”) (NASDAQGS: BNCL), the parent company of Beneficial Bank (the “Bank”), today announced its financial results for the three and six months ended June 30, 2010.

Beneficial Bank recorded net income of $5.6 million, or $0.07 per share, for the quarter ended June 30, 2010, compared to a net loss of $50 thousand, or $0.00 per share, for the quarter ended June 30, 2009. Net income for the six months ended June 30, 2010 totaled $13.1 million, or $0.17 per share, compared to $5.1 million, or $0.07 per share for the six months ended June 30, 2009.

“During the quarter, we were able to grow earnings, assets, and core deposits by aligning the products and services we offer with the needs of our customers,” said Gerard Cuddy, Beneficial’s President and CEO. “We are optimistic that there are early signs of stabilization with asset quality but are concerned with the pace of growth and unemployment levels in our markets.  We remain well capitalized and will continue to encourage our customers, employees and communities to do the right thing financially.”

Highlights for the quarter ended June 30, 2010:

•	Total assets increased $202.6 million and $690.5 million, or 4.3% and 16.5%, to $4.9 billion at June 30, 2010 compared to $4.7 billion at December 31, 2009 and $4.2 billion at June 30, 2009.

•	Total deposits increased $108.2 million and $579.4 million, or 3.1% and 19.1%, to $3.6 billion at June 30, 2010 up from $3.5 billion at December 31, 2009 and $3.0 billion at June 30, 2009.

•	Net interest margin increased to 3.45% for the six months ended June 30, 2010 from 3.23% for the six months ended June 30, 2009, an increase of 22 basis points.

•	Non-interest income increased $1.4 million to $6.2 million for the quarter ended June 30, 2010 compared to $4.8 million at June 30, 2009 (excluding gains on sale of investment and trading securities).

•
Asset quality has begun to show some early sign of stabilization with non-performing assets totaling $146.3 million or 3.00% of total assets at June 30, 2010 compared to $162.9 million or 3.49% of total assets at December 31, 2009.

•	Capital levels remain strong with total equity equal to 13.5% of total assets.

•	Beneficial opened two new state-of-the-art educational campuses in Cherry Hill, New Jersey.

Balance Sheet
Total assets increased $202.6 million, or 4.3%, to $4.9 billion at June 30, 2010 compared to $4.7 billion at December 31, 2009. The growth in total assets was attributable to an increase in cash and cash equivalents of $46.4 million, trading and investment securities of $7.0 million, net loans of $14.5 million and other assets of $144.0 million. The increase in other assets is due to $120.0 million of municipal securities that had been purchased and sold at June 30, 2010 but had not yet settled and had a corresponding offset in other liabilities.

Total deposits increased $108.2 million, or 3.1%, to $3.6 billion at June 30, 2010 compared to $3.5 billion at December 31, 2009. Increases in checking accounts of $118.3 million and savings accounts of $103.5 million were partially offset by decreases in time deposits of $64.0 million and money market accounts of $49.6 million.

Capital
Stockholders’ equity totaled $659.2 million, or 13.5%, of total assets at June 30, 2010 compared to $637.0 million, or 13.6% of total assets at December 31, 2009. Beneficial’s tangible equity to tangible assets totaled 11.17% at June 30, 2010 compared to 11.14% at December 31, 2009 and 12.01% at June 30, 2009.

Net Interest Income and Margin
For the quarter ended June 30, 2010, Beneficial reported net interest income of $39.1 million, an increase of $8.7 million, or 28.7%, from the same quarter in 2009. The net interest margin increased 33 basis points to 3.57% for the quarter ended June 30, 2010, from 3.24% for the same quarter in 2009.  For the six months ended June 30, 2010 net interest income increased $15.6 million to $75.4 million compared to $59.9 million for the six months ended June 30, 2009 with net interest margin increasing 22 basis points to 3.45%.  Strong asset growth coupled with an improvement in our deposit mix to lower cost deposit categories were the primary reasons for our margin expansion.

Beneficial experienced continued growth in the loan portfolio which increased $114.7 million to $2.8 billion at June 30, 2010 from $2.7 billion reported at June 30, 2009, which resulted in an increase in interest income during the quarter ended June 30, 2010 compared to the quarter ended June 30, 2009 of $4.0 million.

The shift in the deposit mix from higher yielding time deposits into lower yielding core deposits resulted in a $3.4 million reduction in interest expense for the quarter ended June 30, 2010 compared to the same period in 2009.

Non-interest Income
Non-interest income increased to $6.3 million for the quarter ended June 30, 2010, from $6.1 million recorded for the same quarter in 2009.  This growth is attributable to increases in consumer and commercial service charges and banking fees.  During the quarter ended June 30, 2010, Beneficial recorded a gain on the sale of trading securities of $0.1 million compared to $1.3 million of gains on the sale of investment securities during the quarter ended June 30, 2009. No impairment charges were recorded on investment securities for the quarters ended June 30, 2010 or June 30, 2009.

For the six months ended June 30, 2010, non-interest income increased to $14.6 million from $14.2 million for the six months ended June 30, 2009.  The growth is primarily attributable to increases in insurance and advisory commission income, consumer and commercial service charges and banking fees.  During the six months ended June 30, 2010, Beneficial recorded gains on the sale of investments of $2.0 million compared to $4.2 million of gains on the sale of investments for the six months ended June 30, 2009.  Results for the six months ended June 30, 2009 included $1.2 million of impairment charges on investment securities.  No impairment charges were recorded on investment securities for the six months ended June 30, 2010.

Non-interest Expense
Non-interest expense for the quarter and six months ended June 30, 2010 increased $1.7 million or 5.8% and $3.8 million or 6.5%, respectively, to $31.5 million and $62.0 million, respectively, compared to $29.8 million and $58.2 million for the quarter and six months ended June 30, 2009, respectively.  The increase is primarily due to salaries and benefits from normal merit increases as well as growth in the number of employees. We also had increases in marketing, internet banking and debit card reward expenses as we continue to enhance our product capabilities and our visibility in the marketplace.  For the six months ended June 30, 2010 our efficiency ratio improved to 68.7% from 78.5% for the six months ended June 30, 2009.

Asset Quality
Non-performing loans, including loans 90 days past due and still accruing, decreased to $113.3 million, or 2.32% of total assets at June 30, 2010 from $120.5 million, or 2.58% of total assets at December 31, 2009.  Included in non-performing loans at June 30, 2010 is $24.8 million, or 21.9% of total non-performing loans, that are government guaranteed student loans where Beneficial has no risk of credit loss.  Net charge-offs during the quarter ended June 30, 2010 were $1.7 million, compared to $1.2 million during the quarter ended June 30, 2009.  The allowance for loan losses at June 30, 2010 was 1.8% of total loans outstanding, compared to 1.6% of total loans outstanding, at December 31, 2009.

The Bank recorded a provision for loan losses of $6.2 million and $11.2 million for the quarter and six months ended June 30, 2010, respectively, compared to a provision of $7.1 million and $10.1 million for the quarter and six months ended June 30, 2009, respectively.  The provision includes reserves for specific commercial and residential loans, as well as general reserves resulting from the ongoing evaluation of risk factors applied to the loan portfolio in combination with portfolio growth.

We continue to rigorously review our loan portfolio to ensure that the collateral values remain sufficient to support the outstanding loan balances.

About Beneficial Mutual Bancorp, Inc.
Beneficial is a community-based, diversified financial services company providing consumer and commercial banking services.  Its principal subsidiary, Beneficial Bank, has served individuals and businesses in the Delaware Valley area since 1853.  The Bank is the oldest and largest bank headquartered in Philadelphia, Pennsylvania, with 68 offices in the greater Philadelphia and South Jersey regions.  Insurance services are offered through the Beneficial Insurance Services, LLC and wealth management services are offered through the Beneficial Advisors, LLC, both wholly owned subsidiaries of the Bank.  For more information about the Bank and Beneficial, please visit www.thebeneficial.com.

Forward Looking Statements
This news release may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions.  Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors.  These factors include, but are not limited to, general economic conditions, changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, adverse changes in the securities markets, changes in deposit flows and changes in the quality or composition of Beneficial’s loan or investment portfolios.  Additionally, other risks and uncertainties may be described in Beneficial’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q or its other reports as filed with the Securities and Exchange Commission, which are available through the SEC's website at www.sec.gov.  Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  Except as may be required by applicable law or regulation, Beneficial assumes no obligation to update any forward-looking statements.

BENEFICIAL MUTUAL BANCORP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Financial Condition
(Dollars in thousands, except share amounts)

	June 30, 2010	March 31, 2010	December 31, 2009	June 30, 2009
ASSETS:
Cash and Cash Equivalents:
Cash and due from banks	$39,600	$41,102	$39,739	$41,989
Overnight investments	186,504	7,457	139,962	237
Total cash and cash equivalents	226,104	48,559	179,701	42,226

Trading Securities	25,575	3,526	31,825	--

Investment Securities:
Available-for-sale	1,233,508	1,453,697	1,287,106	1,066,615
Held-to-maturity	114,843	71,534	48,009	58,086
Federal Home Loan Bank stock, at cost	28,068	28,068	28,068	28,068
Total investment securities	1,376,419	1,553,299	1,363,183	1,152,769
Loans:	2,809,701	2,785,122	2,790,119	2,694,971
Allowance for loan losses	(50,895)	(46,390)	(45,855)	(43,235)
Net loans	2,758,806	2,738,732	2,744,264	2,651,736

Accrued Interest Receivable	20,029	20,062	19,375	17,972

Bank Premises and Equipment, net	71,309	67,162	81,255	77,691
Other Assets:
Goodwill	110,486	110,486	110,486	111,462
Bank owned life insurance	33,131	32,740	32,357	31,589
Other intangibles	18,663	19,547	20,430	22,203
Other assets	235,776	115,865	90,804	78,163
Total other assets	398,056	278,638	254,077	243,417
Total Assets	$4,876,298	$4,709,978	$4,673,680	$4,185,811
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Liabilities:
Deposits:
Non-interest bearing deposits	$279,268	$268,379	$242,412	$248,487
Interest bearing deposits	3,338,181	3,320,670	3,266,835	2,789,529
Total deposits	3,617,449	3,589,049	3,509,247	3,038,016
Borrowed funds	393,308	408,304	433,620	443,611
Other liabilities	206,362	66,214	93,812	83,940
Total liabilities	4,217,119	4,063,567	4,036,679	3,565,567
Commitments and Contingencies
Stockholders’ Equity:
Preferred Stock - $.01 par value	--	--	--	--
Common Stock - $.01 par value	823	823	823	823
Additional paid-in capital	346,759	345,900	345,356	343,885
Unearned common stock held by employee stock ownership plan	(23,899)	(24,736)	(25,489)	(26,990)
Retained earnings (partially restricted)	326,319	320,722	313,195	301,184
Accumulated other comprehensive income, net	14,330	7,298	6,712	3,817
Treasury stock, at cost	(5,153)	(3,596)	(3,596)	(2,475)
Total stockholders’ equity	659,179	646,411	637,001	620,244

Total Liabilities and Stockholders’ Equity	$4,876,298	$4,709,978	$4,673,680	$4,185,811

BENEFICIAL MUTUAL BANCORP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
	For the Three Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009
INTEREST INCOME:
Interest and fees on loans	$37,947	$33,921	$74,460	$67,278
Interest on overnight investments	44	--	169	2
Interest on trading securities	23	--	56	--
Interest and dividends on investment securities:
Taxable	12,382	12,389	24,650	26,002
Tax-exempt	1,261	650	2,402	1,206
Total interest income	51,657	46,960	101,737	94,488

INTEREST EXPENSE:
Interest on deposits:
Interest bearing checking accounts	2,501	2,113	5,059	4,096
Money market and savings deposits	2,331	2,703	4,604	6,154
Time deposits	3,646	7,037	8,227	14,984
Total	8,478	11,853	17,890	25,234
Interest on borrowed funds	4,034	4,691	8,398	9,359
Total interest expense	12,512	16,544	26,288	34,593

Net interest income	39,145	30,416	75,449	59,895

Provision for loan losses	6,200	7,100	11,150	10,100
Net interest income after provision for loan losses	32,945	23,316	64,299	49,795

NON-INTEREST INCOME:
Insurance and advisory commission and fee income	1,762	1,715	4,772	4,463
Service charges and other income	4,424	3,111	7,689	6,762
Impairment charge on securities available-for-sale	--	--	--	(1,230)
Gain on sale of investment securities available-for-sale	--	1,316	2,004	4,165
Trading securities profits	86	--	112	--
Total non-interest income	6,272	6,142	14,577	14,160

NON-INTEREST EXPENSE:
Salaries and employee benefits	15,103	14,007	30,736	28,282
Occupancy expense	2,915	2,899	6,060	6,102
Depreciation, amortization and maintenance	2,240	2,220	4,417	4,448
Marketing expense	1,648	1,238	2,650	2,987
Intangible amortization expense	884	890	1,767	1,782
FDIC Insurance	1,382	2,868	2,704	3,331
Other	7,307	5,630	13,630	11,258
Total non-interest expense	31,479	29,752	61,964	58,190

Income before income taxes	7,738	(294)	16,912	5,765

Income tax expense	2,142	(244)	3,788	687

NET INCOME	$5,596	$(50)	$13,124	$5,078

EARNINGS PER SHARE – Basic	$0.07	$0.00	$0.17	$0.07
EARNINGS PER SHARE – Diluted	$0.07	$0.00	$0.17	$0.07

Average common shares outstanding – Basic	77,840,396	77,678,961	77,812,874	77,717,407
Average common shares outstanding – Diluted	78,008,337	77,678,961	77,962,324	77,726,194

BENEFICIAL MUTUAL BANCORP, INC. AND SUBSIDIARIES
Selected Consolidated Financial and Other Data of the Company (Unaudited)
(Dollars in thousands)

	June 30, 2010	March 31, 2010	December 31, 2009	June 30, 2009

ASSET QUALITY INDICATORS:
Non-performing assets:
Non-accruing loans	$68,555	$72,309	$72,307	$53,557
Accruing loans past due 90 days or more*	44,768	48,313	48,175	26,935
Total non-performing loans	$113,323	$120,622	$120,482	$80,492

Troubled debt restructurings	22,222	22,412	33,337	17,888
Real estate owned	10,720	8,202	9,061	7,306

Total non-performing assets	$146,265	$151,236	$162,880	$105,686

Non-performing loans to total loans	4.03%	4.33%	4.32%	2.99%

Non-performing loans to total assets	2.32%	2.56%	2.58%	1.92%

Non-performing assets to total assets	3.00%	3.21%	3.49%	2.52%

Non-performing assets less accruing loans Past due 90 days or more to total assets	2.08%	2.19%	2.45%	1.88%

* Includes $24.8 million, $31.7 million, $36.8 million and $5.9 million in government guaranteed student loans as of June 30, 2010, March 31, 2010, December 31, 2009 and June 30, 2009, respectively.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2010	2009	2010	2009
PERFORMANCE RATIOS:
(annualized)
Return on average assets	0.47%	(0.00)%	0.56%	0.25%
Return on average equity	3.45%	(0.03)%	4.09%	1.67%
Net interest margin	3.57%	3.24%	3.45%	3.23%
Efficiency ratio	69.27%	81.40%	68.71%	78.52%
Tangible Common Equity	11.17%	12.00%	11.17%	12.00%